Letter Agreement

May 20, 2014

Russell Fund Services Company

1301 Second Avenue

18th Floor

Seattle, Washington 98101

Re:	Amended and Restated Administrative Agreement—Section 6.A Compensation of the Manager

This letter agreement, to be effective June 1, 2014, amends the Amended and Restated Administrative Agreement, dated January 1, 2008, between Russell Investment Company (“RIC”) and Russell Fund Services Company (“RFSC” or the “Manager”), as amended (the “Agreement”). Effective June 1, 2014, RIC and RFSC desire to amend and restate Section 6.A of the Agreement as follows:

6. Compensation of the Manager.

A. (1)	As consideration for the Manager’s services to the Sub-Trusts listed below in Table 1 (the “Non-Funds of Funds”), the Manager shall receive from each of those Sub-Trusts an annual management fee, accrued daily at the rate of 1/365th of the applicable management fee on each day and payable monthly. The applicable management fee will be based upon total average daily net assets of those Funds listed below (not individual Sub-Trust daily net assets), whereby each tier of such average daily net assets has a different basis point fee as set forth below in Table 2.

Table 1

Sub-Trusts (Non-Funds of Funds)
Russell Short Duration Bond Fund
Russell Tax Exempt Bond Fund
Russell Global Real Estate Securities Fund
Russell Global Equity Fund
Russell Emerging Markets Fund
Russell U.S. Core Equity Fund
Russell U.S. Small Cap Equity Fund
Russell U.S. Defensive Equity Fund
Russell International Developed Markets Fund
Russell Investment Grade Bond Fund
Russell Strategic Bond Fund
Russell Tax-Managed U.S. Large Cap Fund
Russell Commodity Strategies Fund
Russell Global Opportunistic Credit Fund
Russell Global Infrastructure Fund
Russell Multi-Strategy Alternative Fund
Russell U.S. Strategic Equity Fund
Russell U.S. Large Cap Equity Fund

Sub-Trusts (Non-Funds of Funds)
Russell U.S. Mid Cap Equity Fund
Russell Tax-Managed U.S. Mid & Small Cap Fund
Russell U.S. Dynamic Equity Fund
Russell Strategic Call Overwriting Fund

Table 2

Fee Schedule (Non-Funds of Funds)
Russell Investment Company Non-Funds of Funds Tiers of Average Daily Net Assets (in billions of USD)	Fee in Basis Points
First $17.5 ($0 to $17.5)	5.00
Next $10 (>$17.5 to $27.5)	4.75
Next $10 (>$27.5 to $37.5)	4.50
Next $10 (>$37.5 to $50)	4.25
Greater than $50	4.00

(2)	As consideration for the Manager’s services to the LifePoints Funds Target Portfolio Series Balanced Strategy, Conservative Strategy, Moderate Strategy, Growth Strategy and Equity Growth Strategy Funds (the “Target Portfolio Funds”), the Manager shall receive from each of those Sub-Trusts an annual management fee, accrued daily at the rate of 1/365th of the applicable management fee on each day and payable monthly. The applicable management fee will be based upon total Target Portfolio Funds average daily net assets (not individual Sub-Trust daily net assets) whereby each tier of Russell Investment Company Target Portfolio Funds average daily net assets has a different basis point fee as set forth below.

Fee Schedule (Target Portfolio Funds)
Russell Investment Company Target Portfolio Funds Series Tiers of Average Daily Net Assets (in billions of USD)	Fee in Basis Points
First $10 ($0 to $10)	4.25
Next $10 (>$10 to $20)	3.75
Next $10 (>$20 to $30)	3.50
Greater than $30	3.00

(3)	As consideration for the Manager’s services to the LifePoints Funds Target Date Series 2015 Strategy, 2020 Strategy, 2025 Strategy, 2030 Strategy, 2035 Strategy, 2040 Strategy, 2045 Strategy, 2050 Strategy, 2055 Strategy and In Retirement Funds (the “Target Date Funds”), the Manager shall receive from each of those Sub-Trusts annual management fee of 0.00% of the average daily net assets of each such Sub-Trust.

If this agreement is acceptable to you, please sign below to indicate your acceptance and agreement.

Sincerely,

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

Accepted and Agreed:

RUSSELL FUND SERVICES COMPANY

By:	/s/ Sandra Cavanaugh
Sandra Cavanaugh
President and Chief Executive Officer